Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”), dated as of November 9, 2016, is made by and between Towerstream Corporation, a Delaware corporation (“Company”), and the holder of Loans (as defined herein) signatory hereto (the “Holder”).

WHEREAS, pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of November 8, 2016, by and by and among MELODY SPECIAL SITUATIONS OFFSHORE CREDIT MINI-MASTER FUND, L.P., MELODY CAPITAL PARTNERS OFFSHORE CREDIT MINI- MASTER FUND, L.P., MELODY CAPITAL PARTNERS ONSHORE CREDIT FUND, L.P., FORTRESS CREDIT OPPORTUNITIES V CLO LIMITED, FORTRESS CREDIT OPPORTUNITIES III CLO LP, FORTRESS CREDIT FUNDING V LP (each, an “Assignor” and collectively, the “Assignors”), Melody Business Finance LLC, as Administrative Agent (the “Administrative Agent”) and the Holder, whereby, among other things, the Holder paid $5,500,000 to the Assignors for $4,935,834.16 of liabilities (“Acquired Loan Amount”) under the outstanding term Loan Agreement (as defined in the Purchase Agreement) between the Assignors and the Company (the “Loans”);

WHEREAS, the Company wishes to issue Series D Preferred Shares (as such term is defined below) and Warrants (as such terms are defined below) for the Exchange Securities (as such terms are defined below) as provided herein;

WHEREAS, the Holder holds such amount of Acquired Loan as set forth on Schedule A hereto (such Acquired Loan Amount, the “Exchange Securities”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to exchange with the Holder, and the Holder desires to exchange with the Company, the Exchange Securities for Series D Preferred Shares (as such term is defined below) and Warrants (as such terms are defined below).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1.     Terms of the Exchange. The Company and Holder agree that the Holder will exchange the Exchange Securities, and will relinquish any and all other rights he may have under the Exchange Securities, in exchange for: (i) such number of shares of Series D Convertible Preferred Stock (the “Series D Preferred Shares”) as set forth on Schedule A hereto, and (ii) five-year warrants to purchase four million (4,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Warrants”), exercisable at 125% of the market price of the Company’s Common Stock as determined by The NASDAQ Capital Market (the “Principal Market”) on the date hereof, subject to adjustment. The terms, limitations and preferences of the Series D Preferred Shares are set forth in the Certificate of Designation of Series D Convertible Preferred Stock annexed hereto as Exhibit A (the “Certificate of Designation”). The Warrants are set forth in the Form of Warrant annexed hereto as Exhibit B. The Company will issue the Series D Preferred Shares and Warrants simultaneously with the execution of this Agreement.

2.     Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree (the “Closing”). At Closing, Holder shall surrender the Exchange Securities and the Company shall deliver to Holder: (i) the Series D Preferred Shares, in such amounts and to such persons as are set forth on Schedule A; (ii) the Warrants; and (iii) the executed Registration Rights Agreement, substantially in the form of Exhibit C annexed hereto. Upon Closing, any and all obligations of the Company to Holder under the Exchange Securities shall be fully satisfied (including any rights related to the Exchange Securities under the Purchase Agreement) and Holder will have no remaining rights, powers, privileges, remedies or interests under the Exchange Securities.

3.     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.     Representations and Warranties of the Holder. The Holder represents and warrants as of the date hereof and as of the closing to the Company as follows:

a.     Authorization; Enforcement. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Holder and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder. This Agreement has been (or upon delivery will have been) duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, the Holder relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

c.     Information Regarding Holder. Holder is an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Holder has the authority and is duly and legally qualified to purchase and own the Securities (as defined below). Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

d.     Legend. The Holder understands that the Series D Preferred Shares have been issued, the shares of Common Stock issuable upon conversion of the Series D Preferred Shares (the “Conversion Shares”) when issued, and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Series D Preferred Shares and Conversion Shares, the “Securities”) when issued, shall be issued, pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

e.     Removal of Legends. Certificates evidencing the Securities shall not be required to contain the legend set forth in Section 4(d) above or any other legend (i) while a registration statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 (as defined herein) (assuming the transferor is not an affiliate of the Company), (iii) if such Shares are eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Company (provided that the Holder provides the Company with reasonable assurances that such Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Holder’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) business days following the delivery by the Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 4(e), as directed by the Holder, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of the Holder or its designee. The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Shares or the removal of any legends with respect to any Shares in accordance herewith, including, but not limited to, fees for the opinions of counsel rendered to the transfer agent in connection with the removal of any legends.

f.     Restricted Securities. The Holder understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Holder, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder except as set forth herein.

5.     Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holder:

a.     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection therewith, including, without limitation, the issuance of the Securities, and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and any Other Agreement (as defined herein) have been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.     Organization and Qualification. Each of the Company and its subsidiaries (the “Subsidiaries”) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Exchange Documents or (iii) the authority or ability of the Company to perform any of its obligations under any of the Exchange Documents. Other than its Subsidiaries, there is no Person (as defined below) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

c.     No Conflict. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation (as defined below) or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws (as defined below) of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

d.     No Consents. Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Exchange Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date of this Agreement, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the Company’s filings with the Commission (the “SEC Documents”), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future. The Company has obtained all necessary consents and approvals from the Principal Market, including, if required, a Listing of Additional Shares application covering the listing of the Conversion Shares and Warrant Shares with the Principal Market.

e.     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act. The offer and issuance of the Securities is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) thereof. The Company covenants and represents to the Holder that neither the Company nor any of its Subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by the Exchange Documents.

f.     Issuance of Securities. The issuance of the Securities is duly authorized and upon issuance in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. The issuance of the Conversion Shares is duly authorized and upon issuance in accordance with the terms of the Exchange Documents and Certificate of Designation shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

g.     Transfer Taxes. As of the date of this Agreement, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities to be exchanged with the Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

h.     Equity Capitalization. Except as disclosed in the SEC Documents: (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect. The Company has furnished to the Holder true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto that have not been disclosed in the SEC Documents.

i.     Shell Company Status. The Company is not and has not, for a period of at least two years, been an issuer identified in Rule 144(i)(1) of the Securities Act. The Company is, and has been for a period of at least 90 days, subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

j.     The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

6.     Additional Agreements of the Parties. The Company and the Holder agree as follows:

a.     Rule 144 Acknowledgments. The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the Commission pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule 144, the holding period of the Securities tacks back to October 16, 2014, the issue date of the Exchange Securities. The Company agrees not to take a position contrary to this paragraph and, at Closing, the Company’s counsel will deliver an opinion attesting to the acknowledgements contained in Section 5(d), Section 5(e) and this Section 6(a).

b.     Limitations on Issuances and Financings. Until the eighteen (18) month anniversary of the date of the Closing (the “Issuance Restricted Period”) , so long as the Holder holds at least $2.0 million worth of Series D Preferred Shares, without the prior written consent of the Holder and other than in connection with (i) the issuance of shares of Common Stock or options to purchase Common Stock issued to directors, officers, employees, consultants or advisors of the Company pursuant to any Approved Stock Plan; (ii) the issuance of shares of Common Stock issued upon the conversion or exercise of Convertible Securities or contractual agreements (other than options to purchase Common Stock or other equity incentive awards issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) is not lowered by subsequent amendment, none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are subsequently amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects the Holder; (iii) the shares of Common Stock issuable upon conversion or exercise of the Securities; and (iv) the Company’s issuance of securities in connection with strategic license agreements, mergers, acquisitions, purchases or leases of assets and other partnering arrangements so long as such issuances are not primarily for the purpose of raising capital (collectively, the foregoing (i) through (iv) are “Excepted Issuances”), the Company shall not issue any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a per share price of $1.50 or less. For purposes of this Section 6(b), “Approved Stock Plan” shall mean any equity incentive plan pursuant to which shares of Common Stock and/or options to purchase Common Stock may be issued to any employee, officer, director, consultant or advisor for services provided to the Company in their capacity as such (including, without limitation, any adjustments to the number of shares reserved for issuance thereunder as a result of the operation of any evergreen provisions) which (i) has been approved by the board of directors of the Company on or prior to the date hereof or (ii) shall be approved by the board of directors of the Company prior to the twelve (12) month anniversary of the date of Closing if such Approved Stock Plan reserves no more than 15% of the then issued and outstanding Common Stock on a fully diluted basis, “Convertible Securities” shall mean any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock, and “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

c.     Securities Laws Disclosure; Publicity.  The Company shall within one (1) Trading Days immediately following the date hereof (a) issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Exchange Documents as exhibits thereto, with the Securities and Exchange Commission (the “Commission”) within the time required by the Exchange Act.  The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder, or include the name of the Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Holder, except (a) as required by federal securities law in connection with the filing of final Exchange Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted under this Section 6(c).

d.     Shareholder Approval. Not sooner than five (5) days following closing, the Company shall prepare and file a proxy statement for submission of matters (the “Matters”) for shareholder approval (the “Shareholder Approval”), at a special meeting of shareholders as soon as reasonably practicable thereafter, for the purpose of obtaining Shareholder Approval, with the recommendation of the Company’s Board of Directors (the “Board”) that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first special meeting, the Company shall call a meeting every three (3) months thereafter to seek Shareholder Approval until the earlier of the date Shareholder Approval is obtained. For the purposes of this Section 6(d), the Matters shall include: (i) approval of the issuance of up to 50 million shares of Common Stock upon conversion of the Series D Preferred Shares (i) approval of the offering and sale of up to $40 million of additional equity securities of the Company where the maximum discount at which securities will be offered will be equivalent to a discount of 30% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d); (ii) approval of the offering and sale of up to $40 million of additional equity securities of the Company where the maximum discount at which securities will be offered will be equivalent to a discount of 20% below the market price of our common stock, as required by and in accordance with Nasdaq Marketplace Rule 5635(d); (iii) approval of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s Common Stock by a ratio of not less than one-for-two and not more than one-for-twenty, with the exact ratio of any reverse stock split to be set at a whole number within the above range as determined by the Board in its discretion; (iv) authorization of a Shareholder Rights Plan (if approved by the Board and determined to be advisable to submit to shareholders); and (v) approval that in the event that the Common Stock trades below the conversion price of the Series D Preferred Shares for five (5) consecutive trading days (the “Market Condition”), the conversion price of the Series D Preferred Shares shall be equal to 80% of the Company’s trailing 5 day VWAP, but not lower than $0.50, at any time the Market Condition is in effect.

e.     Consultant Engagement. Within fifteen (15) days of the Closing, the Company shall engage one or more investor relations (“IR”) firm(s) upon terms constant with prior engagements between the Company and IR firms.

f.     Except with respect to the material terms and conditions of the transactions contemplated by the Exchange Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Holder shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

g.     Conversion and Exercise Procedures. Each of the form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Certificate of Designation set forth the totality of the procedures required of the Holder in order to exercise the Warrants or convert the Series D Preferred Shares. No additional legal opinion, other information or instructions shall be required of the Holder to exercise their Warrants or convert their Series D Preferred Shares. The Company shall honor exercises of the Warrants and conversions of the Series D Preferred Shares and shall deliver Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Exchange Documents.

h.     Until the earliest of the time that (i) the Holder no longer owns Securities or (ii) the Warrants have expired, the Company covenants to file all periodic reports with the Commission pursuant to Section 15(d) of the Exchange Act or alternatively, if registered under Section 12(b) or 12(g) of the 1934 Act, maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. At any time commencing on the Closing Date and ending at such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to Holder’s other available remedies, the Company shall pay to a Holder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Stated Value (as defined in the Certificate of Designation) of the Series D Preferred Shares and accrued interest held by such Holder on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Holder to transfer the Conversion Shares and Warrant Shares pursuant to Rule 144. The payments to which a Holder shall be entitled pursuant to this Section 6(h) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit Holder’s right to pursue actual damages for the Public Information Failure, and Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

i.     Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Holder at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Holder.

j.     Negative Covenants. The Company agrees that, during the Issuance Restricted Period, it shall not: (i) Pay any cash dividend on its common stock or (ii) Enter into any material agreements with any of its affiliates.

k.     Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, privileges and franchises in the jurisdiction of its incorporation, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or operations and where the failure to qualify or remain qualified might reasonably have a Material Adverse Effect upon the financial condition, business or operations of the Company taken as a whole.

7.     Miscellaneous.

a.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b.     Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York located in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.     Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d.     Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e.     Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	Towerstream Corporation
88 Silva Lane
Middletown, RI 02842
Attention: Interim Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder.

f.     Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

g.     Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

h.     Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

i.     Independent Nature of the Holder’s Obligations and Rights. The obligations of the Holder under the Exchange Documents are several and not joint with the obligations of any other holder of Exchange Securities (each, an “Other Holder”) under any other agreement to exchange Warrants (each, an “Other Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holders under any Other Agreement. Nothing contained herein or in any Other Agreement, and no action taken by the Holder pursuant hereto or any Other Holder pursuant to any Other Agreement, shall be deemed to constitute the Holder or any Other Holder as, and the Company acknowledges that the Holder and the Other Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holder and any Other Holder are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Exchange Documents, any other agreement or any matters, and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group or entity, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Exchange Documents and any Other Agreement. The decision of the Holder to acquire the Securities pursuant to the Exchange Documents has been made by the Holder independently of any Other Holder. The Holder acknowledges that no Other Holder has acted as agent for the Holder in connection with the Holder making its acquisition hereunder and that no Other Holder will be acting as agent of the Holder in connection with monitoring the Holder’s Securities or enforcing its rights under the Exchange Documents. The Company and the Holder confirm that the Holder has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any of the Other Agreements, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. To the extent that any of the Other Holders and the Company enter into the same or similar documents, all such matters are solely in the control of the Company, not the action or decision of the Holder, and would be solely for the convenience of the Company and not because it was required or requested to do so by the Holder or any Other Holder. For clarification purposes only and without implication that the contrary would otherwise be true, the transactions contemplated by the Exchange Documents include only the transaction between the Company and the Holder and do not include any other transaction between the Company and any Other Holder.

j.     Listing. The Company shall use reasonable best efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and Warrant Shares upon the Principal Market or any other national securities exchange or automated quotation system, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) (but in no event later than the date of this Agreement) and shall use reasonable best efforts to maintain such listing or designation for quotation (as the case may be) of all Shares from time to time issuable under the terms of this Agreement on such national securities exchange or automated quotation system. The Company shall maintain the Common Stock’s listing or authorization for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Over-the-Counter Bulletin Board, the OTCQB Marketplace or the OTCQX (each, an “Eligible Market”). Neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7(i).

k.     Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and if the Holder effects a pledge of Securities it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any Other Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Holder.

l.     Separate Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party's respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. By their execution of this Agreement, the Company, on the one hand, and the Holder, on the other hand, hereby waive any actual or perceived conflict(s) of interest in connection with any prior, existing and any future business relationships between the Company’s counsel and the Company or the Company’s counsel and the Holder.

8.     Holder Legal Fees. The Company agrees to pay the Grushko & Mittman, P.C., counsel to the Holder, $30,000 for Holder’s legal fees.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

Towerstream CORPORATION

By:____________________________________

Name: Philip Urso

Title: Interim Chief Executive Officer

HOLDER

HS Contrarian Investments LLC

____________________________________

Name: John Stetson

Title: Managing Member

Address for Notices:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Address for delivery of Securities:

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Schedule A

Name	Exchange Securities	Shares
HS Contrarian Investments LLC	$5,500,000 of Acquired Loan Amount	1,000 Shares of Series D Convertible Preferred Stock

Exhibit A

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK

Exhibit B

FORM OF WARRANT

Exhibit C

REGISTRATION RIGHTS AGREEMENT